NOLAN FINANCIAL
FORM NONQUALIFIED DEFERRED COMPENSATION PLAN

ADOPTION AGREEMENT
NONQUALIFIED DEFERRED COMPENSATION PLAN
The undersigned Company acting on behalf of itself and each Participating Employer, having been duly advised by its own counsel as to the legal and tax consequences of adopting this Nonqualified Deferred Compensation Plan (the “Plan”) and having determined that adoption of this unfunded, nonqualified deferred compensation plan will enable the Company to attract and retain key personnel, HEREBY ADOPTS the this Adoption Agreement and the attached base Plan document (referred to together herein as the “Plan”), subject to the following terms, conditions and elections, all of which are integral parts of the Plan adopted hereby:

Company Name: _Aerie Pharmaceuticals, Inc._

Company Address: _4301 Emperor Blvd., Suite 400 Durham, NC 27703

Plan Name: _Nonqualified Deferred Compensation Plan_

Effective Date of the Plan: _02/01/2022_

Participating Employers: ________________________________

Record Keeper Name: The Nolan Financial Group

Record Keeper Address: 6720-B Rockledge Drive, Suite 140, Bethesda, MD 2081

Capitalized terms used in this Adoption Agreement that are defined in the Plan document attached hereto and not separately defined herein shall have the respective defined meanings set forth in the attached Plan document.
The Company acting on behalf of itself and each Participating Employer hereby elects, for purposes of this Plan, as follows (insert check mark or “X” for each desired election and fill in appropriate blanks):

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I.    Pay Types from which Annual Deferral Amounts may be deferred by Participants are as follows:

Pay Type	Maximum Percentage/Dollar	Description Notes (if necessary)
☒ Base Salary	80%
☐ Bonus – Short Term (non-performance based)
☐ Bonus – Long Term (non-performance based)
☒ Bonus – Short Term (performance based)	80%	Annual
☐ Bonus – Long Term (performance based)
☐ Commissions
☐ Director Fees
☐ Restricted Equity Units
☐ Other

II.    Annual Company Matching Amounts: The Company will credit Annual Company Matching Amounts:
☐ Yes            ☒ No
a.    Matching Contribution Formula: (select (i) or (ii) below)
(i)    ☐    Percent of Participant deferrals formula, subject to a specified limit, as follows:
(a)    ☐ Matching Contribution Rate: _____% of (specify Pay Type names):
         _______________________________________________
         _______________________________________________
         _______________________________________________
(b)    ☐ Matching Contribution Limit: ______ % of each applicable Pay Type
(ii)    ☐ Other matching formula: ________________________________________
III.    Discretionary Contributions. The Company initially elects to credit Annual Company Discretionary Amounts for selected Participants. The amounts to be calculated in one of the following manners (select one):
a.    ☐ No Discretionary Contributions
b.    ☒ Permissible but amount discretionary
c.    ☐ Annual contribution amount or formula:
_____________________________________________
d.    ☐ Other:
_____________________________________________________________

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IV.        Vesting.
a.    The following Vesting Schedule shall apply to all Annual Company Matching Amounts, as follows (select one):
    ☐    Immediate vesting (100%) as amounts are credited
    ☒    Cliff vesting: 100% at the end of ____ years (commencing as specified below)
    ☐    Incremental annual vesting, as follows (complete chart below):

Years Completed	% of Contribution Vested
Year 0	0%
Year 1	0%
Year 2	0%
Year 3	0%
Year 4	100%
Year 5%
Year 6%
Year 7%
Year 8%
Year 9%
Year 10%

        EXAMPLE (TBD based on specs below):

b.    The Vesting Commencement Date shall be determined as follows (select one):
☐    Years of participation – based on plan participation date
☐    Years of service – based on date of hire
☐    Age – based on date of birth
☒    Class year - (all employer contributions for the same deferral year vest at the same time regardless of crediting date)
c.    The Vesting Increase Timing shall be determined as follows (select one):
☐ On the last day of the vesting year
☒ On the first day of the vesting year (the anniversary of the Commencement Date)
☐ On specific date each year: ________________

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d.    The Vesting Acceleration Events that will automatically vest 100% shall be determined as follows (select all that apply):
☒ Retirement eligibility
☒ Disability
☒ Death
☒ Change in Control
☒ Involuntary termination without Cause or for Good Reason
        ☐ Other _________________________
e.    Rehires: The below indicated date shall be used for the purposes of determining the Vesting Commencement Date of a former Participant who is rehired following a Termination of Employment, and who is selected for participation in accordance with the terms of the Plan:
☒ Original Date of Hire
☐ Most Recent Date of Hire
☐ Other __________________
f. Company Discretionary Amounts Vesting Schedule:
☐ Shall follow the same schedule as Annual Company Matching Amounts (above)
☒ Shall follow same scheduled as Annual Company Matching Amounts unless the Employer specifies a custom vesting schedule for the particular discretionary contribution at the time of contribution

V.     Retirement Eligibility Date (select all that apply):
☒ Age __62___
☒ Age __55_ plus __10__ years of cumulative service
☐ Age _____ plus ____ years of plan participation
☐ Age _____ plus ____ years of cumulative service and _____ years of plan participation
        ☐ Other:
VI.     Distributions.
a.☒ In-Service Distributions- Specified Calendar Year
(i)May include employer contributions (only if no vesting limitations) ☒ Yes ☐ No
(ii)Type of election is (select one):
☒ Class year - each year’s balance may have a different distribution election
☐ User-created accounts (max number of accounts: _______) each year’s balance is directed to one or more date-specific accounts.
(iii)Available Forms of Distribution (select all that apply):
☒ Lump Sum
☒ Annual installments for any whole number of years up to __5___
☐Other: ___________________________

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(iv)The Minimum Deferral Period for vested balances, is _2_ years* measured from the beginning of the Plan Year For example: when enrolling for the _2022_ plan year, the earliest allowable In-Service Distribution year is _2024_ (yyyy)
(*recommend no earlier than time at which balances are 100% vested. Unvested portions at the time of the scheduled payments would be paid out upon Separation from Service.)
(v) In-Service Distributions will be trumped by:
☒ All other distribution events (default)
☐ Retirement
☐ Termination
☐ Disability
☐ Death
☐ Change in Control

b.☒ Retirement Distribution – commencing on termination of service after retirement eligibility date
(i)Type of election applies to (select one):
☐ All years
☒ Class year
(ii)Forms of Distribution (select all that apply):
☒ Lump Sum
☒ Annual installments for any whole number of years up to _10_
☐ Other: ___________________________

c.☒ Termination Distribution (or Separation Distribution if not using Retirement vs. Termination)
(i)Type of election applies to (select one):
☐ All years
☒ Class year
(ii)Forms of Distribution (select all that apply):
☒ Lump Sum (recommended)
☐ Annual installments for any whole number of years up to __
☐ Other: __________________________
d.☒ Disability Distribution
(i)Type of election applies to (select one):
☐ In accordance with the participant Retirement election, or
☒ All years (recommended)
☐ Class year (not recommended if user-created accounts is selected for In-service distributions)

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(ii) Forms of Distribution (if separate from Retirement election, select all that apply):
☒ Lump Sum
☐ Annual installments for any whole number of years up to _____
☐ Other: ___________________________
e.☒ Death Benefit Distribution (pre-commencement vs. post-commencement)
(i)Form of Distribution pre-commencement of separation distribution
☐ In accordance with Participant’s separation elections, or
(if separate form or election for death, select all that apply):
☒ Lump Sum (recommended)
☐ Annual installments for any whole number of years up to _____
☐ Other: ___________________________
(ii)Form of Distribution post-commencement of separation distribution
☒ Continue in accordance with Participant’s elections (recommended), or
(if separate form or election, select all that apply):
☐ Lump Sum
☐ Annual installments for any whole number of years up to _____
☐ Other: ___________________________
f.☐ Additional Supplemental Death Benefit (may require consent for life insurance)
☒ None
☐ An amount to be determined by the Committee
☐ Specified amount: _______________________________
g.☒ Change in Control Distribution
(i)Distribution Election is (select one):
☐ None
☐ Mandatory
☒ Optional (declinable) (recommended)
(ii)Type of election applies to All deferred amounts
(iii)Forms of Distribution (select all that apply):
☒ Lump Sum (recommended form if offered)
☐ Annual installments for any whole number of years up to _____
☐ Other: ___________________________
(iv)Shall apply if,
☒ The participants incurs a Separation from Service within 12 months following a Change in Control (recommended)
☐ In the event of a Change in Control, regardless of the participant’s employment or contract status with the Company

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h.☒ Default Distribution (if none selected then the Default Distribution election for all events will be Lump Sum at Separation from Service)
(i)Forms of Distribution (select one):
☒ Lump Sum (recommended)
☐ Annual installments for any whole number of years up to _____
☐ Other: ___________________________
(ii)Time of Distribution:
☒ Separation from Service (recommended)
☐ Other: ___________________________
i.Small Accounts Payment
(NOTE: this is in addition to the default deminimis provision in the base Plan that allows the Company to pay the Participant’s vested Account Balance at any time if it does not exceed the then applicable limit of Section 402(g)(1)(B) of the Code and results in the termination of the Participant’s entire interest in the Plan.)
    ☒ None (recommended)
☐ Notwithstanding any payment election made by the Participant, if at the time any distribution becomes due and the vested balance of all installments associated with that distribution does not exceed $_______________________ then the balance will be paid in a single lump sum, subject to compliance with Code Section 409A.
j.The Plan’s Identification Date for purposes of determining Specified Employee status is December 31 unless a different date is specified: _____________________ (for public companies only)
k.Installment Date: Lump sum payments shall be made or installment payments shall begin following an event triggering payment, within the Section 409A Discretionary Payment Period and subject to any delay required under Section 409A:
☐ As soon as practicable following the event triggering payment
☐ January of the Plan Year commencing after the event triggering payment
☒ Other: _ For a participant’s Termination or Retirement, a Participant’s initial installment date shall be the first business day of the month that is at least 6 full months following their Termination/Retirement.

Subsequent annual installments shall be paid on:
☒ The anniversary of the first Installment Date
☐ January of each subsequent Plan Year

Scheduled Distribution payments shall be made in January of the scheduled payment year unless an alternative month is specified here ______________________________________

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VII.    Cause: If the definition for “Cause” is different than that specified in the Plan, specify the alternative definition that shall apply for purpose of this Plan: (if blank, base Plan definition will apply):
    _________________________________________________________________
    _________________________________________________________________
VIII.    Good Reason: If the definition for “Good Reason” is different than that specified in the Plan, specify the alternative definition that shall apply for purpose of this Plan: (if blank, base Plan definition will apply):
    _________________________________________________________________
    _________________________________________________________________

IX.    Governing Law: The Plan will generally be governed by federal law but the governing state law, to the extent not preempted by federal law, and in any case subject to the choice of law rules of any court before which any suit or proceeding affecting this Plan may be heard, shall be the laws of the following state (specify state):
_________________________________________________________
(if none specified, the state under which laws the Company was formed).
X.    Amendments to base Plan Language: (if require changes to specific Plan provisions)

_________________________________________________________
_________________________________________________________

_________________________________________________________

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IN WITNESS WHEREOF, the Company, on behalf of itself and each Participating Employer, has caused its duly authorized representative to execute this Adoption Agreement, under seal, as of the Effective Date set forth above, intending that the Company shall be bound hereby, and that each Participant, Committee Member and Record Keeper may rely hereon.

COMPANY:	Aerie Pharmaceuticals, Inc.

By:	/s/ John LaRocca

Name:	John LaRocca

Title:	General Counsel

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NONQUALIFIED DEFERRED COMPENSATION PLAN
The Company on behalf of itself and its Participating Affiliates, by execution of the attached Adoption Agreement adopts this Nonqualified Deferred Compensation Plan as of the Effective Date stated therein, for the purposes of attracting high quality executives and promoting in its key executives increased efficiency and an interest in the successful operation of the Company. The Plan, comprised of the Adoption Agreement and this base Plan document, is intended to, and shall be interpreted to, comply in all respects with Code Section 409A and those provisions of the ERISA applicable to an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees. Unless otherwise indicated in a particular context, capitalized or otherwise defined terms used herein shall have the meaning given to such terms in the Adoption Agreement or in the following Article 1.

ARTICLE 1.
DEFINITIONS

1.1“Account” means, with respect to any Participant, a bookkeeping entry used as a measurement and determination of the amounts to be paid to a Participant, or designated Beneficiary, pursuant to this Plan and subject to such limits, rules and procedures as the Committee from time to time may adopt under this Plan. The Committee and the Record Keeper may establish and use sub-accounts and other record keeping entries with respect to any Participant’s Account, including without limitation any Deferral Account, Equity Unit Account, Company Matching Account and Company Discretionary Account applicable to such Participant.
1.2“Account Balance” means, with respect to any Participant at any particular time, the sum at such time of such Participant’s (i) Deferral Account balance, (ii) Company Matching Account balance; (iii) Company Discretionary Account balance; and (iv) Equity Unit Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.
1.3“Adoption Agreement” means the agreement pursuant to which the Company has adopted this Plan, which Adoption Agreement is incorporated herein by reference, including without limitation any terms defined therein. Adoption Agreements may be completed and/or signed using such online systems and other electronic means as the Committee or Record Keeper from time to time may designate for such purpose.
1.4“Affiliate” means a corporation, partnership, limited liability company or other entity that is required to be considered, together with the Company, as a single employer under Section 414(b) of the Code (employees of controlled group of Companies) or Section 414(c) of the Code (employees of partnerships or limited liability companies under common control). For purposes of determining a controlled group of Companies under Section 414(b), the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2), and (3) of the Code. For purposes of determining trades or businesses that are under common control for purposes of Section 414(c) of the Code, “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treas. Reg. §1.414(c)-2. An entity shall not be considered an “Affiliate” for any period of time prior to satisfying the controlled group or common control tests described above.
1.5“Annual Company Discretionary Amount” means the contribution amount, if any, for any one Plan Year that is determined for a Participant in accordance with Section 3.5.

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1.6“Annual Company Matching Amount” means the contribution amount, if any, for any one Plan Year that is determined for a Participant in accordance with Section 3.4.
1.7“Annual Deferral Amount” means that portion of a Participant’s Pay Type(s) that a Participant elects to have deferred, and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant’s Retirement, Disability, death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount deferred in such Plan Year prior to such event.
1.8“Base Salary” means base salary earned with respect to services performed and payable in cash, exclusive of any of the following: Bonuses, Commissions, overtime, incentive payments and other performance-based forms of compensation, director and other special fees, expense allowances and reimbursements, severance, Restricted Equity Units, and any other forms of compensation, earnings or payments that are not regular in frequency and form (before reductions for, contributions to or deferrals under this Plan or any other profit sharing, 401(k), pension, deferred compensation or benefit plan sponsored by the Company or any Affiliate).
1.9“Beneficiary” means one or more persons, trusts, estates, or other entities, designated in accordance with Article 8 that are entitled to receive benefits under this Plan upon the death of a Participant.
1.10“Beneficiary Designation Form” means the form established from time to time by the Committee that a Participant completes, signs and returns to the Company to designate one or more Beneficiaries. Beneficiary Designation Forms may be completed and/or signed using such online systems and other electronic means as the Committee or Record Keeper from time to time may designate for such purpose
1.11“Board of Directors” shall mean the Board of Directors, Managers, Trustees or other group having the legal authority to act as the governing body of the Company.
1.12“Bonus” means any compensation relating to services performed that is granted or awarded apart from Base Salary and Commissions and that is identified by the applicable Company or Affiliate as a “bonus” (before reductions for, contributions to or deferrals under this Plan or any other profit sharing, 401(k), pension, deferred compensation or benefit plan sponsored by the Company or any Affiliate).
1.13“Calendar Year” means the annual period measured from January 1 to December 31.
1.14“Cause”, unless otherwise defined in the Adoption Agreement, means: (a) with respect to each Participant who has an employment agreement containing a definition of “cause” or “for cause”, said definition as set forth in his or her employment agreement; and (b) with respect to all other Participants, willfully engaging in misconduct which is demonstrably and materially injurious to the Company or any Affiliate, unless the act or omission giving rise to such misconduct is done, or omitted to be done, by a Participant in good faith and with a reasonable reason to believe that such action or omission was in the best interest of the Company and its Affiliates.
1.15“Change in Control” means, with respect to the applicable Participating Employer, a change in the ownership or effective control of the Participating Employer, or in the ownership of a substantial portion of the assets of the Participating Employer. Unless otherwise specified in the Adoption Agreement, shall be defined as follows with respect to a corporate Participating Employer:
(a)For purposes of this Section, a change in the ownership of the Participating Employer occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of

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stock of the Participating Employer that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Participating Employer.
(b)A change in the effective control of the Participating Employer occurs on the date on which either: (i) a person, or more than one person acting as a group, acquires ownership of stock of the Participating Employer possessing 30% or more of the total voting power of the stock of the Participating Employer, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Participating Employer’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder of the Participating Employer.
(c)A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Participating Employer, acquires assets from the Participating Employer that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Participating Employer immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.
An event constitutes a Change in Control with respect to a Participant only if the Participant’s relationship to the affected Participating Employer satisfies the requirements of Treasury Regulation § 1.409A-3(i)(5)(ii).
In the case of a Participating Employer that is a partnership or limited liability company, to the extent permitted under Code Section 409A, a Change in Control may also occur in the event of changes in ownership of such entity and/or change in the ownership of a substantial portion of the assets of such entity, and the provisions set forth above respecting such changes relative to a corporation shall be applied by analogy.
To qualify as a Change in Control event, the occurrence of the event must be objectively determinable and any requirement that any other person or group, such as a plan administrator or compensation committee, certify the occurrence of a Change in Control must be strictly ministerial and not involve any discretionary authority. If the Adoption Agreement provides for a payment on a Change in Control, such payment shall only be made if the event specified in the Adoption Agreement also qualifies as a change in control event within the meaning of Code Section 409A (Treas. Reg. section 1.409A-3(i)(5)).
It is the Company’s responsibility to determine whether a Change in Control has occurred and to advise the Committee and the Record Keeper accordingly.
1.16“Change in Control Distribution” shall have the meaning set forth in Section 6.4
1.17“Claimant” shall have the same meaning set forth in Section 10.1.
1.18“Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.
1.19“Commissions”
(a)Sales Commission Compensation. A Participant earning sales commission compensation (as defined in Treas. Reg. section 1.409A-2(a)(12)) is treated as providing the services to which such compensation relates only in the Company’s taxable Year in which the customer remits payment to the

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Company or, if applied consistently to all similarly situated Participants, the Company’s taxable Year in which the sale occurs.
(b)Investment Commission Compensation. A Participant earning investment commission compensation (as defined in Treas. Reg. section 1.409A02(a)(12)) is treated as providing the services to which such compensation relates over the 12 months preceding the date as of which the overall value of the assets or asset accounts is determined for purposes of the calculation of the investment commission compensation.
It is the Company’s responsibility to determine whether a Pay Type qualifies as Commissions in accordance with the foregoing requirements with respect to any Participant and to advise the Record Keeper accordingly.
1.20“Committee” means the person(s) designated as Committee members or such other persons as the Company’s Board of Directors from time to time may designate to serve as members of the Committee hereunder. In the absence of any Committee, or should the Committee be unable or unwilling to serve, the Company shall perform the duties of the Committee under this Plan.
1.21“Company” means the entity identified as the “Company” in the Adoption Agreement pursuant to which this Plan has been adopted and may include the applicable Participating Employer as the context requires.
1.22“Company Discretionary Account” means, with respect to any Participant (but subject in the case of each Participant to Section 3.7), an Account consisting of the sum of (i) all of the Participant’s Annual Company Discretionary Amounts, plus (ii) Notional Investment Adjustments in value credited or debited thereon in accordance with Article 4 of this Plan, less (iii) all distributions from such account.
1.23“Company Matching Account” means, with respect to any Participant (but subject in the case of each Participant to Section 3.7), an Account consisting of the sum of (i) all of the Participant’s Annual Company Matching Amounts, plus (ii) Notional Investment Adjustments in value credited or debited thereon in accordance with Article 4 of this Plan, less (iii) all distributions from such account.
1.24“Day” means a calendar day or any part thereof.
1.25“Deferral Account” means an Account consisting of the sum of (i) all of a Participant’s Annual Deferral Amounts, plus (ii) Notional Investment Adjustments in value credited or debited thereon in accordance with Article 4 of this Plan, less (iii) all distributions from such account.
1.26“Deferral Election Form” means notice filed by a Participant with the Record Keeper specifying the amount of the Participant’s Pay Type(s) to be deferred, and the time and form of distribution payments as defined in the Adoption Agreement. Deferral Election Forms may be completed and/or signed using such online systems and other electronic means as the Committee or Record Keeper from time to time may designate for such purpose.
1.27“Disability” or “Disabled” shall mean the Participant is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer. The Adoption Agreement may also provide that a Participant will

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be deemed to be Disabled if determined to be totally disabled by the Social Security Administration or Railroad Retirement Board. The determination of Disability shall be made by the Committee. The Committee may require that the Participant submit to an examination by the Company or its agent to determine the existence of a Disability.
1.28“Disability Benefit” means the benefit set forth in Section 6.3.
1.29“Eligible Employee” means any employee of the Company or other Participating Employer who is selected to participate herein in accordance with the provisions of Article 2 hereof, and is one of a select group of management or highly compensated employees. Eligible Employee may also include selected Independent Contractors as determined in the complete and sole discretion of the Committee.
1.30“Employee” means any individual who is employed by or providing services to the Employer. Employee means “service provider” as used in Treas. Reg. section 1.409A-1(f).
1.31“Employer” or “Participating Employer” means the Company or Affiliate who is the legal employer of the Employee or service recipient in the case of an independent contractor.
1.32 “Equity Unit Account” shall mean the Account established for Restricted Equity Unit deferrals to be credited with any deferred Restricted Equity Units and shall be credited at the time specified by the Committee.
1.33“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
1.34“First Plan Year” means the period beginning on the Effective Date set forth in the Adoption Agreement and ending on December 31 immediately following the Effective Date.
1.35“Good Reason”, unless otherwise defined in the Adoption Agreement, means: (a) with respect to each Participant who has an employment agreement containing a definition of “good reason” or “for good reason”, said definition as set forth in his or her employment agreement; and (b) with respect to all other Participants, the Company’s material breach of any agreement between the Company and the Participant.
1.36“Hardship Distribution” means any distribution or waiver of deferral granted by the Committee pursuant to Article 7.
1.37“Identification Date” for the purpose of identifying Specified Employees means each December 31 or such other date as defined in the Adoption Agreement.
1.38“Installment Date” shall mean the date by which a lump sum payment under the Plan shall be made or the date by which installment payments under the Plan shall commence and shall, in all events, include only a qualifying distribution date, event or schedule under Section 409A. The Installment Date for payments commencing upon Separation from Service shall, unless otherwise specified in the Adoption Agreement, begin in the January of the Plan Year following such Separation from Service and each anniversary of such date in each succeeding Plan Year during the period in which such installments are required to be made. In the case of death, the Committee shall be provided with documentation reasonably necessary to establish the fact of the Participant’s death and payment shall be made as soon as practicable following death within the discretionary payment period permitted under Section 409A. Unless otherwise specified in the Adoption Agreement, the Installment Date of a Scheduled Distribution shall be January of the Plan Year specified by the Participant for such distribution. Notwithstanding the foregoing, the Installment

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Date shall not be before the earliest date on which benefits may be distributed under Section 409A without the imposition of additional Section 409A taxes, as determined by the Committee and the Committee shall have discretion regarding the timing of payments to pay within the Section 409A Discretionary Payment Period. In the event that the Participant is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of the Company, to the extent required by Section 409A, the Installment Date shall be no earlier than the earlier of (i) the first day of the seventh (7th) calendar month commencing after the Participant’s Separation from Service, or (ii) the Participant’s death. Any payments delayed by reason of the preceding sentence shall be caught up and paid in a single lump sum on the first day such payments are permissible consistent with the application of Section 409A.
1.39“Independent Contractor” means a non-employee director or an independent contractor for whom deferred amounts will be subject to 409A as provided in Treas. Reg. section 1.409A-1(f)(2).
1.40“In-Service Distribution” means a distribution made pursuant to Section 6.5.
1.41“Matching Contribution Limit” means, with respect to each Pay Type, the Maximum Contribution Limit set forth for such Pay Type in the Adoption Agreement, to be used and calculated as a limit on Annual Company Matching Amounts pursuant to Section 3.4.
1.42“Matching Contribution Rate” means, with respect to each Pay Type, the respective percentage rate, if any, set forth in the Adoption Agreement for such Pay Type, which rate shall be used to calculate Annual Company Matching Amounts pursuant to Section 3.4, subject to the Matching Contribution Limit, if any, applicable to such Pay Type.
1.43“Notional Investment” means any security, fund, account, sub-account, index, formula or other instrument, asset, measure or method from time to time designated by the Committee as a means to calculate the amount of any Notional Investment Adjustment.
1.44“Notional Investment Adjustment” means earnings, gains, losses and any other adjustments made with respect to any Annual Deferral Amount, Annual Company Matching Amount or Annual Company Discretionary Amount, which adjustments are made based on the performance of a Notional Investment pursuant to Article 4.
1.45“Notional Investment Election Form” means notice filed with the Record Keeper by or on behalf of a Participant (or his or her Beneficiaries, as provided below) specifying the allocation of the Participant’s Annual Deferral Amount and how the Participant’s Annual Deferral Amount, Annual Company Matching Amount and Annual Company Discretionary Amount, if any, are to be allocated under the Plan among the Notional Investments provided under the Plan. Notional Investment Election Forms may be completed and/or signed using such online systems and other electronic means as the Committee or Record Keeper from time to time may designate for such purpose. Upon the death of a Participant, for so long as such Participant’s Beneficiaries retain an interest in such Participant’s Account hereunder, such Beneficiaries may file Notional Investment Election Forms with respect to such Account in accordance with such policies and procedures as the Committee from time to time may specify for such purpose.
1.46“Participant” means any Eligible Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Participation Agreement, a Deferral Election Form, a Notional Investment Election Form, (iv) whose signed Participation Agreement, Deferral Election Form, and Notional Investment Election Form are accepted by the Committee, and (v) who commences participation in the Plan. A spouse or former spouse (or beneficiary) of a Participant shall not be treated as a Participant in the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

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1.47“Participation Agreement” means the form established from time to time by the Committee, that a Participant completes, signs and returns to the Company to become a Participant in this Plan. Participation Agreements may be completed and/or signed using such online systems and other electronic means as the Committee or Record Keeper from time to time may designate for such purpose.
1.48“Pay Type” means the forms of compensation selected in the Adoption Agreement as eligible for deferral and for inclusion in the calculation of Annual Deferral Amounts under the Plan. References to one or more “Pay Types” with respect to any particular Calendar Year means said forms of compensation relating to services performed during such Calendar Year, whether or not paid in such Calendar Year or included on a Federal Income Tax Form W-2 for such Calendar Year (except and to the extent otherwise required under any applicable Section 409A Requirements). The Committee from time to time may adopt and amend such rules and procedures as it deems appropriate to more particularly define or classify any particular Pay Type for further clarification in the administration of this Plan.
1.49“Permissible Change Election” means an election to change the time or form of payment of any benefit under the Plan that:
(a)does not take effect until at least 12 months after the date on which such election to delay or change is made;
(b)is made at least 12 months prior to the date previously scheduled for the payment affected thereby;
(c)postpones the payment affected thereby for a period of not less than 5 years from the date when such payment otherwise would have been made; provided, however, that this restriction shall not apply in the case of a payment on account of a Disability, death or an Unforeseeable Emergency; and
(d)does not accelerate the scheduled time for payment of any distribution, except as permitted under Section 409A Requirements.
For purposes of the foregoing, unless otherwise provided in the Adoption Agreement or otherwise required under applicable Section 409A Requirements, any distribution that a Participant elects to receive in a series of installments shall be treated as being a single payment on the date of the first installment of such series.
1.50“Plan” means this Plan, as adopted by the Adoption Agreement.
1.51“Plan Year” means each Calendar Year except that the first Plan Year shall commence on the Effective Date of the Plan specified in the Adoption Agreement and end on December 31 of the same Calendar Year.
1.52“Pre-Commencement Death Benefit” means the death benefit payable under Section 6.6.1.
1.53“Post-Commencement Death Benefit” means the death benefit payable under Section 6.6.2.

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1.54“Record Keeper” means the party designated as the Record Keeper, as such designation may be amended from time to time in the discretion of the Committee. In the absence of any such designation, or should the Record Keeper be unable or unwilling to serve, the Company shall perform the duties of the Record Keeper under this Plan.
1.55 “Restricted Equity Units” shall mean restricted equity unit awards of a right to receive common stock or other equity units of the Company at a specified date in the future made by an Employer to an Eligible Employee under an equity compensation arrangement sponsored by the Company, or such other similar equity participation awards, as are specified as eligible for deferral under the Plan from time to time by the Committee, in its discretion and in compliance with all applicable laws.
1.56“Retirement” means the Termination of Employment of a Participant by retiring on or after such Participant’s Retirement Eligibility Date.
1.57“Retirement Benefit” means the benefit set forth in Section 6.1.
1.58“Retirement Eligibility Date” means the date when the Participant attains the definition designated in the Adoption Agreement.
1.59“Section 409A” means Section 409A of the Code, as the same may be amended from time to time, and any successor statute thereto. References to Section 409A or any requirement under Section 409A, as the same may be interpreted, construed or applied to this Plan at any particular time, shall be deemed to mean and include, to the extent then applicable and then in force and effect (but not to the extent overruled, limited or superseded), published guidance, regulations, notices, rulings and similar announcements issued by the Internal Revenue Service or by the Secretary of the Treasury under or interpreting Section 409A, decisions by any court of competent jurisdiction involving a Participant or a beneficiary and any closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and involves a Participant, all as determined by the Committee in good faith, which determination may (but shall not be required to) be made in reliance on the advice of such tax counsel or other tax professional(s) with whom the Committee from time to time may elect to consult with respect to any such matter.
1.60“Section 409A Discretionary Payment Period” means with respect to any designated payment date, the period during which payments will be treated as having been made upon such designated payment date under Treasury Regulation § 1.409A-3(d), providing for payments to be treated as timely if made no earlier than thirty (30) days prior to such designated payment date and no later than the end of the Calendar Year in which such designated payment date occurs, or if later, by the 15th day of the third calendar month following such designated payment date.
1.61“Section 409A Requirement” means any requirement under Section 409A, the failure of which would result in the imposition or accrual of interest or additional taxes under Section 409A on or with respect to any income intended to be deferred under the Plan.
1.62“Specified Employee” means, at any time when stock of the Company (or other Participating Employer as applicable) is publicly traded on an established securities market or otherwise (as determined in accordance with Section 409A Requirements), those service providers who are “specified employees” within the meaning of Section 409A. The determination shall be made consistent with all Section 409A Requirements as follows: (a) a key employee of the Company (within the meaning of Code Section 409A(a)(2)(B)) any stock of which is publicly traded on an established securities market or otherwise will be considered a key employee if the service provider meets the requirements of Code Section 416(i)(1)(A)(i),(ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the 12-month period ending on an Identification Date specified in the Adoption Agreement; (b) if

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a person is a key employee as of an Identification Date, the person is treated as a Specified Employee for the 12-month period beginning on the first day of the fourth month following the Identification Date; (c) if no alternative Identification Date is designated in the Adoption Agreement, the Identification Date shall be December 31. Whether any stock of the Company is publicly traded on an established securities market or otherwise must be determined as of the date of the Participant’s Separation from Service. The application of rules regarding “Specified Employees” to spinoffs and mergers and nonresident alien employees shall be determined pursuant to applicable guidance. It is the Company’s responsibility to elect which rules under Section 409A shall apply when determining who is a Specified Employee, to annually determine who are the Specified Employees, and to timely provide a list of Specified Employees to the Record Keeper.
1.63“Termination Benefit” means the benefit set forth in Section 6.2.
1.64“Termination”, “Termination of Employment” or “Separation from Service” shall be interpreted consistently with all Section 409A Requirements according to the following specifications:
(a)Employee. Any absence from service that ends the employment of an individual with the employer shall be deemed to be a Termination of Employment. However, the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, so long as the individual’s right to reemployment with the Company is provided whether by statute or by contract. If the period of leave exceeds six months and the individual’s right to reemployment is not provided either by statue or by contract, the employment relationship is deemed to terminate on the first date immediately following such six month period. The determination of whether an Employee has a Termination of Employment shall be determined pursuant to Treas. Reg. section 1.409A-1(h). Unless the Adoption Agreement specifies an alternative percentage (between 20% and 50%), Termination of Employment shall occur once an Employee’s services decrease to 20% or less of the average level of bona fide services compared to services performed over the preceding 36 month period.
(b)Independent Contractor. An independent contractor is considered to have a Termination or Separation from Service upon (i) retirement as a director, or (ii) the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed if the expiration constitutes a good-faith and complete termination of the contractual relationship.
It is the Company’s responsibility to determine whether there is a Termination of Employment/Separation from Service in accordance with Section 409A with respect to any Participant and to advise the Record Keeper accordingly.
1.65“Unforeseeable Emergency” means, with respect to any particular Participant, (i) a severe financial hardship of such Participant resulting from an illness or accident suffered by such Participant, by such Participant’s spouse or by a dependent (within the meaning of Section 152 of the Code without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code) of such Participant; (ii) a Participant’s loss of property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. It is the Company’s responsibility to determine whether there is an Unforeseeable Emergency in accordance with Section 409A with respect to any Participant and to advise the Record Keeper accordingly.
It is intended that the Plan shall conform with all applicable Section 409A Requirements. Accordingly, in interpreting, construing or applying any of the foregoing definitions or any of the terms, conditions or provisions of the Plan, the same shall be construed in such manner as shall meet and comply with Section 409A Requirements then applicable thereto, and in the event of any inconsistency with any Section 409A Requirements, the same shall be reformed so as to meet such Section 409A Requirements to the

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fullest extent then permitted without penalty (and without imposition or accrual of interest or additional taxes) under Section 409A.
ARTICLE 2.
ELIGIBILITY AND PARTICIPATION
2.1Eligibility. Participation in the Plan shall be limited to any Eligible Employee, as determined by the Committee in its sole discretion. Any action so taken with respect to any particular Participant or group of Participants shall not imply a right on the part of any other Participant or group of Participants to enroll for or receive additional benefits or amounts of benefits. The Committee may terminate the right of any existing Participant to file additional Deferral Election Forms under this Plan, and shall terminate any such right for a Participant who ceases to be one of a select group of management or highly compensated employees, or otherwise ceases to meet any of the requirements applicable to participation in this Plan.
2.2Enrollment. As a condition to participate, each Eligible Employee shall complete, execute and return to the Record Keeper a Participation Agreement, a Deferral Election and a Notional Investment Election after he or she is selected to participate in the Plan. The Committee may establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary, convenient or appropriate to carry out any of the purposes or intent of the Plan or to better assure the Plan’s compliance with Section 409A Requirements. Eligible Employees also shall submit to the Record Keeper a Beneficiary Designation Form. The enrollment period shall generally occur prior to the beginning of the applicable Plan Year, but the Committee may establish a special enrollment period ending no later than thirty (30) days after an Eligible Employee first becomes eligible to participate in the Plan to allow deferrals by such Eligible Employee of eligible amounts earned during the balance of such Plan Year (as long as such Eligible Employee is not already a participant in another plan or arrangement which is aggregated with this Plan for purposes of Code Section 409A). Eligibility for mid-year enrollment of rehired or newly Eligible Employees who have previously participated in the Plan shall be permitted only in compliance with all requirements of Code Section 409A, and as determined in the complete and sole discretion of the Committee.
2.3Eligibility. An Eligible Employee shall commence participation in the Plan at the time specified by the Committee following the completion of the applicable enrollment period, assuming all enrollment requirements have been completed, including timely submission of all required enrollment documents to the Record Keeper; provided, however, that if an Eligible Employee is a former employee that has been rehired following a Termination of Employment or is a participant in another nonqualified deferred compensation plan aggregated with this Plan for purposes of Code Section 409A, such employee may not commence participation in the Plan until the first day of the following Plan Year. If an Eligible Employee fails to meet all such requirements within the period required in accordance with Section 2.2, that Eligible Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee (or its designee) of the required documents.
ARTICLE 3.
CONTRIBUTIONS AND CREDITS
3.1Deferral Amount. For each Plan Year, a Participant may elect to defer amounts of those Pay Types designated in the Adoption Agreement, using a Deferral Election Form. Any deferral election shall be subject to such limits, rules and procedures from time to time established by the Committee prior to the applicable Plan Year. The Committee, among other matters, may establish one or more minimum and/or maximum limits on how much of any particular Pay Type that a Participant may elect to defer for such Participant’s Annual Deferral Amount in any Plan Year. In no event will the Annual Deferral Amount or the Matching Contribution Amount (if any) for any Pay Type, or for all Pay Types combined, for any particular Participant exceed the maximum amounts permitted under any applicable law.

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3.2Election To Defer.
3.2.1First Plan Year. When a Participant first enrolls to participate in the Plan, the Participant shall make an irrevocable deferral election by completing a Deferral Election Form for the remainder of the Plan Year in which the Participant first enrolls, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Record Keeper in accordance with Section 2.2 above and accepted by the Committee or its designee. Any election under this paragraph shall apply only on a prospective basis, and only with respect to compensation for services to be performed after the date when the election is made and final. To the extent that Bonus is included within the Pay Types available for deferrals under this Plan, such elections may include a pro-rata portion of the then-current Plan Year’s Bonus, based on the number of days remaining in the applicable Bonus performance period after such election irrevocably takes effect, divided by the total number of days in said performance period. Despite the foregoing, if a Participant already is a participant under any other nonqualified account balance plan aggregated with this Plan under Code Section 409A or is otherwise not eligible to commence participation until the following Plan Year, then such Participant’s first Deferral Election Form under this Plan shall contain elections only with respect to Plan Years after the date when such Deferral Election Form is filed, in the same manner as contemplated for subsequent Plan Years in Section 3.2.2 below.
3.2.2Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election shall be made by completing a new Deferral Election Form for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, which elections shall be made by timely filing with the Committee or its designee, in accordance with its and the Committee’s rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made.
3.2.3Performance-Based Compensation. Despite the foregoing, in the case of any Performance-Based Compensation based on services performed over a period of at least 12 consecutive months, such election may be made no later than 6 months before the end of such performance period. Amounts to be treated as “Performance-Based Compensation” under this Plan must meet the following criteria at the time the election is made:
(i)The performance period is at least 12 months in length;
(ii)Such compensation has not become readily ascertainable. Compensation is readily ascertainable when the amount is first both calculable and substantially certain to be paid. The performance-based compensation is bifurcated between the portion that is readily ascertainable and the amount that is not readily ascertainable. Accordingly, in general any minimum amount that is both calculable and substantially certain to be paid will be treated as readily ascertainable;
(iii)The compensation must be contingent on the satisfaction of pre-established organizational or individual performance criteria (established no later than 90 days after the beginning of the Service Period);
The term Performance-Based Compensation includes payments based upon subjective performance criteria, provided that the subjective performance criteria are bona fide and relate to the performance of the Eligible Employee, a group of employees that includes the Eligible Employee, or a business unit for which the Eligible Employee provides services (which may include the entire organization), and the determination that any subjective performance criteria have been met is not made by the Eligible Employee or a family member of the Eligible Employee (as defined in Section 267(c)(4) of the Code applied as if the family of an individual includes the spouse or any member of the family), or a person under the effective control of the Eligible

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Employee or such a family member, and no amount of the compensation of the person making such determination is effectively controlled in whole or in part by the Eligible Employee or such a family member.
It is the Company’s responsibility to determine whether a Pay Type qualifies as Performance-Based Compensation in accordance with the foregoing requirements with respect to any Participant and to advise the Record Keeper accordingly.
3.2.4Changes. Deferral Election Forms filed prior to their applicable filing deadline hereunder may be changed, until such filing deadline occurs, by filing an updated or amended Deferral Election Form in accordance with the foregoing requirements.
3.3Withholding Of Annual Deferral Amounts. for each plan year, the base salary portion of the annual deferral amount shall be withheld from each regularly scheduled Base Salary payroll in approximately equal amounts, as adjusted from time to time for increases and decreases in Base Salary, unless otherwise determined in the complete and sole discretion of the Committee. Deferrals of all other Pay Types that are included in the Annual Deferral Amount shall be withheld at the time each such Pay Type is or otherwise would be paid to the Participant, as determined in the complete and sole discretion of the Committee, whether or not this occurs during the Plan Year itself, subject to compliance with all applicable Section 409A Requirements. Compensation payable after the last day of the Plan Year solely for services performed during the payroll period containing the last day of the plan Year (the final payroll period) is treated as compensation for services performed in the subsequent Plan Year in which the payment is made. This subsection does not apply to any Compensation paid during such period for services performed during any period other than such final payroll period, such as a payment of an annual bonus.
3.4Annual Company Matching Amount. If the Company shall elect in the Adoption Agreement to make Annual Company Matching Amounts, then in each Plan Year, for so long as a Participant remains actively employed by the Company or other Participating Employer and continues to be a Participant in this Plan, the Company shall credit to such Participant’s Account an Annual Company Matching Amount, such amount to be calculated in the manner and on the Match Crediting Dates set forth in the Adoption Agreement, up to (and not exceeding) in each Plan Year the Company Contribution Limit, if any, applicable thereto. Annual Company Matching Amounts shall be credited in each instance as of the applicable Match Crediting Date designated in the Adoption Agreement, such amounts to be determined by the Company as soon as practicable, but not later than 60 days after each applicable Match Crediting Date.
3.5Annual Company Discretionary Amounts. The Company, in its discretion, may credit additional amounts to the Company Discretionary Account of any Participant or group of Participants. No such contribution to a Participant or group of Participants shall imply any right on the part of other Participants to receive a similar contribution, nor are such contributions required to be uniform with respect to the Participants for whom they are made.
3.6FICA/FUTA and Other Taxes. For each Plan Year in which a Participant elects an Annual Deferral Amount, the Participant’s Employer shall ratably withhold, from that portion of the Participant’s wages, salary, bonus or other compensation that is not being deferred, the Participant’s share of taxes under the Federal Insurance Contributions Act and the Federal Unemployment Tax Act (“FICA/FUTA Taxes”) and any other taxes on deferred amounts which may be required or appropriate. If necessary, the Committee shall reduce the Annual Deferral Amount in order to comply with this paragraph. In addition, as balances with Company Matching Accounts and Company Discretionary Accounts, if any, become vested pursuant to Article 5, to the extent that such amounts are subject to FICA/FUTA Taxes or any other taxes, the Participant’s Employer shall withhold from the Participant’s wages, salary, bonus or other compensation for the year in which such vesting occurs the Participant’s share of FICA/FUTA taxes and such other taxes on the amounts that have vested in such year, all to the extent necessary and appropriate to satisfy such tax

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obligations. If necessary, the Committee shall reduce the Annual Deferral Amount for the year in which FICA/FUTA or other taxes are due or the Participant’s Account, if other payments or deferrals are insufficient, in order to comply with this paragraph.
3.7For Cause Terminations. Despite anything to the contrary in this Plan, if the Committee in good faith determines that a Participant has caused or incurred a Termination of Employment for Cause, then such Participant’s Company Discretionary Account and such Participant’s Company Matching Account (including both vested and unvested balances thereof) automatically shall be forfeited in their entirety, subject to compliance with all applicable laws.
ARTICLE 4.
ALLOCATION OF FUNDS
4.1Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts, other than Restricted Equity Units, shall be credited or debited to a Participant’s Account in accordance with the following:
4.2Notional Investment Calculations. The Committee shall designate in its sole discretion one or more Notional Investments to be used to calculate Notional Investment Adjustments to be credited or debited to Participants’ Accounts, as if each Participant were making an actual investment in Notional Investments with his or her Account Balance. Notional Investments shall be used to calculate bookkeeping entries in each Participant’s respective Account and shall be utilized solely as a means to calculate and adjust Account Balances pursuant to this Plan. The Committee from time to time may delete, modify, substitute or otherwise change any Notional Investment under the Plan for any reason with respect to any future Account Balance calculations, and the Committee may impose such limits, rules and procedures governing the frequency, timing, methods and other matters pertaining to the calculation of Notional Investment Adjustments, and the use, effectiveness and application thereof, as the Committee from time to time may deem to be necessary, convenient or appropriate for purposes of administering the Plan.
4.3Election of Notional Investments. If the Committee shall approve more than one Notional Investment to be used with respect to any Plan Year, then each Participant shall elect, on a Notional Investment Election Form duly filed with the Record Keeper for such Plan Year, one or more Notional Investment(s) to be used to calculate the Notional Investment Adjustments to be credited or debited, as the case may be, to his or her Account under this Article 4. Each Participant shall specify, on each Notional Investment Election Form, the portions of his or her Account to be allocated to one or more Notional Investments, as if the Participant was making an actual investment in that Notional Investment with that portion of his or her Account Balance. Notional Investment Election Forms may be completed and/or signed using such online systems and other electronic means as the Committee or Record Keeper from time to time may designate for such purpose. The Committee may impose such limits, rules and procedures governing the frequency of permitted changes, timing of effectiveness, minimum and maximum amounts (if any) and other matters pertaining to Notional Investment Election Forms, and the use, effectiveness and application thereof, as the Committee from time to time may deem to be necessary, convenient or appropriate for purposes of administering the Plan, including the designation of a default option in the event a Participant fails to make a valid election.

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4.4Crediting or Debiting Method. The Participant’s Account, other than Equity Unit Accounts, will be credited or debited, as the case may be, with the increase or decrease in the performance of each Notional Investment selected by the Participant, as though the portion of the Participant’s Account Balance then was actually invested in the Notional Investments selected by the Participant, in the percentages (if more than one Notional Investment is available under this Plan) then applicable to each portion of the Participant’s Account. The value of each Notional Investment shall be calculated under the Plan as of the close of business on the business day when the published or calculated value of such Notional Investment becomes effective generally, but not more frequently than once per business day. The Committee from time to time may specify such times, frequencies, methods, rules and procedures for calculating the value of any particular Notional Investment (for example, specifying that interest on money market funds shall be calculated and credited on a monthly basis).
4.5No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, each Notional Investment is to be used for measurement purposes only. A Participant’s election of any Notional Investment(s), the allocation of any portion of his or her Account thereto and the use of any Notional Investment(s) to calculate any Notional Investment Adjustment in value to be credited or debited to his or her Account shall not be considered or construed in any manner as an actual investment of his or her Account in any such Notional Investment. In the event that the Company, in its own discretion, decides to invest funds in any or all of the Notional Investments, no Participant shall have any rights or interests in or to any such investment. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only, and shall not represent any actual investment made on his or her behalf by the Company. The Participant at all times shall remain an unsecured creditor of the Company.
4.6Crediting of Equity Unit Accounts. Equity Unit Accounts may be established under the Plan in the complete and sole discretion of the Committee and shall be subject to such additional terms and conditions as may be specified by the Committee from time to time. No amounts credited to an Equity Units Account may be diversified into another form of investment after such amounts have been credited to the Account. Amounts credited to an Equity Unit Account that remain notionally invested in the form of Company securities may be distributed in the form of common securities of the Company or, in cash equal to the fair market value of the common securities of the Company as of the date of distribution, in the complete and sole discretion of the Committee, or subject to the terms and limitations of the applicable Restricted Equity Unit plan and award agreement. Notwithstanding any other provisions of the Plan, no securities shall be issued to a Participant in connection with a distribution under the Plan unless, and until, such Participant has executed such documentation as may be required by the Committee and agreed to comply with all applicable securities laws. The Committee shall administer any Equity Unit Account consistent with the terms of the applicable Restricted Equity Unit plan and agreement. The Committee shall have the discretion to make adjustments in the number of securities, or convert or allow a Participant to elect to convert securities, if any, payable with respect to Restricted Equity Units credited to an Equity Unit Account to an alternative form of investment under the Plan after any applicable vesting and/or holding period, as appropriate to accomplish the intent of the Plan and applicable Restricted Equity Unit plan and award agreement, all as may be directed by the Committee, in its complete and sole discretion. Prior to any distribution of securities, Participants shall have no rights as equity holders with respect to amounts or units credited to an Equity Unit Account, except that the deferral documentation may provide that the Participant shall be entitled to receive additional credits to an Equity Unit Account in the amount of any cash or stock dividends payable on securities of the Company equal in number to the vested Restricted Equity Units credited to such Equity Unit Account. Any dividends payable on vested Restricted Equity Units credited to an Equity Unit Account (i) may be denominated in equity units and result in a credit of additional notional equity units to the applicable Equity Unit Account, or (ii) may be credited to a cash subaccount and thereafter credited with notional earnings as directed by the Committee. Pursuant to Code Section 409A, any dividend

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equivalents shall be considered current earnings on the Equity Unit Account and shall be credited to the appropriate Account as of the date dividends are paid to equity holders of the Company and distributed at the same time and in the same form elected for the applicable Equity Unit Account.
ARTICLE 5.
VESTING
5.1Vesting of Benefits. The Participant’s Account Balance attributable to his or her Deferral Accounts, and Notional Investment Adjustments thereto, shall always be 100% vested. Subject to Section 3.7, credits to each Participant’s Company Matching Accounts, and Notional Investment Adjustments thereto, and credits to each Participant’s Company Discretionary Accounts, and Notional Investment Adjustments thereto, shall be vested in accordance with the provisions set forth in the Adoption Agreement. Amounts credited to the Participant’s Equity Unit Accounts shall vest in accordance with the schedule included in the award agreement or determined and provided to the Participant at the time of contribution by the Committee. Except as otherwise approved by the Committee and/or required under Section 409A Requirements, the date indicated in the Adoption Agreement shall be used for the purposes of determining the Vesting Commencement Date of a former Participant who is rehired following a Termination of Employment.
ARTICLE 6.
DISTRIBUTION OF BENEFITS
6.1Retirement Benefit. If a Participant shall remain (other than for intervening authorized leaves of absence) an active employee of the Company or any Affiliate until such Participant’s Retirement Date, then upon such Participant’s Retirement, the Company shall pay to such Participant a Retirement Benefit in an amount equal to such Participant’s vested Account Balance, to be calculated and paid as more particularly provided in Section 6.7 below, subject to the terms and conditions of this Plan.
6.2Termination Benefit. In the event of the Participant’s Termination of Employment, either voluntarily or involuntarily, for any reason other than Disability, Retirement or death, the Company shall pay to the Participant a Termination Benefit in an amount equal to such Participant’s vested Account Balance, to be calculated and paid as more particularly provided in Section 6.7 below, subject to the terms and conditions of this Plan.
6.3Disability Benefit. If a Participant shall remain (other than for intervening authorized leaves of absence) an active employee of the Company or any Affiliate until such Participant’s Disability, then upon such Participant’s Disability, the Company shall pay to such Participant a Disability Benefit in an amount equal to such Participant’s vested Account Balance, to be paid as more particularly provided in Section 6.7 below, subject to the terms and conditions of this Plan and the Adoption Agreement. In the event of a Participant’s Disability, to the extent permitted under applicable Section 409A Requirements, all deferrals following the date of Disability will cease. The Committee may require, as a condition to any right or action under this paragraph, that the Participant be examined by a duly licensed physician selected by the Company to determine or confirm the existence of such Participant’s Disability.
6.4Change in Control Distribution. If the Adoption Agreement allows for Change in Control Distributions under this Plan, then, in the event of a Change in Control, the Company shall pay to the Participant a Change in Control Distribution as specified in the Adoption Agreement in an amount equal to such Participant’s vested Account Balance, to be calculated and paid as more particularly provided in Section 6.7 below, subject to the terms and conditions of this Plan as specified in the Adoption Agreement.
6.5In-Service Distributions. If the Adoption Agreement allows for In-Service Distributions under this Plan, then a Participant may allocate in the Deferral Election Form a portion of his or her Account

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Balance to be paid as a scheduled In-Service Distribution, such payment to be made in a lump sum or annual installments as set forth in the Adoption Agreement. The amount to be calculated and paid as more particularly provided in Section 6.7 below, subject to the terms and conditions of this Plan. Despite the foregoing, if another distribution event occurs that would result in the payment of any benefit prior to an In-Service Distribution as specified in the Adoption Agreement, then such other form of benefit shall be paid in lieu of such In-Service Distribution. A Participant may elect to delay the scheduled time for payment of an In-Service Distribution under this paragraph, but only if such election constitutes a Permissible Change Election. If any amount of the Account Balance that has been designated for an In-Service Distribution shall be unvested at the time an In-Service Distribution is scheduled to occur, such unvested amount instead shall remain in such Participant’s Account, to be included, when and if it vests, with other amounts payable by reason of the Participant’s Separation from Service.
6.6Death Benefit.
6.6.1Pre-Commencement Death Benefit. If a Participant dies prior to the commencement of his or her Separation from Service payment, then the Company shall pay the Participant’s vested Account Balance as a Pre-Commencement Death Benefit to such Participant’s Beneficiary, such payments to be made in accordance with Section 6.7, subject to the terms and conditions of this Plan as specified in the Adoption Agreement.
6.6.2Post Commencement Death Benefit. If a Participant dies after the commencement of his or her Separation from Service payment, the Company shall pay the Participant’s vested Account Balance as a Post-Commencement Death Benefit to such Participant’s Beneficiary, such payments to be made in accordance with Section 6.7, subject to the terms and conditions of this Plan as specified in the Adoption Agreement.
6.6.3Supplemental Death Benefit. If specified in the Adoption Agreement, in the event that a Participant dies while actively employed by the Company or an Affiliate, in addition to the Participant’s vested Account Balance, the Company may pay an extra amount (a “Supplemental Death Benefit”) to such Participant’s Beneficiary, provided, however, that (a) the Company subsequently may elect to amend, revoke or eliminate any such Supplemental Death Benefit at any time in its discretion prior to the Participant’s death, by giving notice of such subsequent election to such Participant, (b) the Company shall have no obligation to specify any Supplemental Death Benefit with respect to any Participant, regardless of whether the Company has elected to specify any Supplemental Death Benefit with respect to any other Participant or group of participants, and (c) no Supplemental Death Benefit shall be paid with respect to a Participant if such Participant’s death occurs as a result of suicide during the twenty-four (24) calendar months beginning with the calendar month following commencement of a Participant’s enrollment in this Plan or if such Participant has made a material misrepresentation in any form or document provided by the Participant to or for the benefit of the Company or in connection with the administration of this Plan. The Committee may impose such conditions on its approval of any Supplemental Death Benefit as the Committee from time to time may elect, including without limitation requirements that the Participant consent to the Company’s purchase and ownership of insurance on his or her life (and to the naming of the Company and/or its designees as a beneficiary on any such policy), that the Participant complete an application for life insurance and submit to medical examinations relating to the underwriting of any such insurance policy, and that any such policy be underwritten and issued on terms satisfactory to the Committee. In the event that the service of the Participant is terminated by the applicable Employer for any reason other than his or her death, any right to a Supplemental Death Benefit shall thereupon terminate, and neither the Company nor the Participating Employer shall have any further obligation under this Section.
6.7Payments. A Participant’s vested Account Balance shall be distributed in one or more annual installments as set forth in the Participant’s Deferral Election Form, in accordance with definitions and

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subject to limitations set forth in the Adoption Agreement. The amount shall be calculated by taking the amount of the Participant’s vested Account Balance divided by the total number of installments (in the case of a lump sum distribution, divided by one). This amount to be valued as of the end of the day (the “Valuation Date”) that is the date of the event giving rise to the distribution or such other date as reasonably determined by the Committee; provided, however, that in the case of a Specified Employee’s Separation from Service, to the extent required by Section 409A, the Valuation Date of the first payment shall be extended to take into account any required delay in payment. Payments shall commence on the Installment Date. If there shall be more than one installment to be paid, then each subsequent installment shall be calculated by taking the Participant’s Account Balance as of the close of business on the subsequent installment payment date, and dividing such amount by the number of installments then remaining. The final installment payment shall be equal to the remaining Account Balance of the Participant. In no event shall the amount of any lump sum or installment payment to a Participant exceed the remaining vested Account Balance of such Participant. For purposes of the foregoing, unless otherwise provided in the Adoption Agreement or otherwise required under applicable Section 409A Requirements, any distribution that a Participant elects to receive in a series of installments shall be treated as being a single payment on the date of the first installment of such series. The timing of payment hereunder shall in all events comply with all Section 409A Requirements. All designated payment events shall be interpreted so as to be limited to permissible payment events under Code Section 409A. Any discretion exercised by the Committee with respect to the timing of payments hereunder shall come with the Section 409A Discretionary Payment Period.
6.8Tax Withholding And Reporting. The Company shall have the right to deduct any required withholding taxes from any payment made under this Plan.
6.9No Acceleration; Changes; Certain Delays. The time or schedule for payment of any distribution under the Plan may not be accelerated, except as set forth in this Plan and as permitted under applicable Section 409A Requirements. No election may be made to change the time or form of payment of any distribution under this Plan, or any installment thereof, except for a Permissible Change Election. Despite the foregoing, to the extent consistent with applicable Section 409A Requirements, the Committee may elect to delay payment of any benefit hereunder if such benefit would be fully or partially non-deductible under Section 162(m) of the Code, would violate securities laws, or if there is a bona fide payment dispute (but only if the applicable Participant or Beneficiary is diligently attempting to collect the applicable benefit and does not control the Company or the Committee, or control the Company’s or the Committee’s decisions with respect thereto); and to the extent permitted under Section 409A Requirements, the time or schedule of payment of a benefit hereunder may be accelerated:
6.9.1to the extent that such benefit (or this Plan as it pertains thereto in the case of any particular Participant) fails to meet Section 409A Requirements, but only in an amount equal to the amount required to be included in income as a result of the failure to comply with Section 409A Requirements;
6.9.2for payment to an individual other than a Participant, to the extent necessary to fulfill a domestic relations order as provided in Section 11.6;
6.9.3to pay Federal Insurance Contributions Act tax imposed under Section 3101, 3121(a) and 3121(v)(2) of the Code, where applicable, on compensation deferred under this Plan (hereinafter, the “FICA Amount”), or to pay the income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local or foreign tax laws as a result of the payment of the FICA Amount, and to pay additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes, but not in excess of the FICA Amount and the income tax withholding related to such FICA Amount; or

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6.9.4as more particularly provided in Section 6.10, Article 7 or Section 11.8.
6.10Deminimis Amounts. Notwithstanding any other provisions of this Plan to the contrary, the company may distribute a Participant’s vested Account Balance in a lump sum at any time if the balance does not exceed the then current limit (as indexed) under Section 402(g)(1)(B) of the Code and results in the termination of the Participant’s entire interest in this Plan and all other similar plans in compliance with all Section 409A Requirements.
ARTICLE 7.
UNFORESEEABLE EMERGENCIES
7.1Application for Hardship Distribution or Deferral Election Termination. In the event that any Participant incurs an Unforeseeable Emergency, if consistent with applicable Section 409A Requirements, such Participant may apply to the Committee for a Hardship Distribution in the form of (i) cancellation of existing Annual Deferral Amount elections for Pay Types not yet earned by such Participant, and (ii) to the extent cancellation of all such elections is insufficient to satisfy the needs resulting from such Unforeseeable Emergency, an accelerated payment (“Hardship Distribution”) of some or all of such Participant’s vested Account Balance. The Committee shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, to allow such application, in full or in part, or to refuse to make a Hardship Distribution. In the event that any Participant receives a distribution from a plan due to an unforeseeable emergency or a hardship pursuant to Treasury Regulation § 1.401(k)-1(d)(3) (or successor regulation thereto, to the extent recognized for these purposes under Section 409A Requirements), such Participant’s existing Annual Deferral Amount elections for Pay Types not yet earned by such Participant shall be cancelled for the remainder of the Plan Year.
7.2Amount of Distribution. In no event shall the amount of any Hardship Distribution payment exceed the lesser of: (a) the Participant’s vested Account Balance, or (b) the amount determined by the Committee to be necessary to alleviate the hardship, including any taxes payable by the Participant as a result of receiving such Hardship Distribution, and which is not reasonably available from other resources of the Participant, including reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (unless liquidation of such assets would cause severe financial hardship) or by cessation of deferrals under this Plan or other nonqualified plans in which such Participant participates, all in a manner consistent with any applicable Section 409A Requirements.
7.3Rules Adopted By Committee. The Committee shall have the authority to adopt additional rules and procedures relating to Hardship Distributions. The request to take a Hardship Distribution shall be made by filing a form provided by and filed with the Committee and shall be accompanied by appropriate documentation evidencing the existence and extent of the hardship consistent with Section 409A Requirements.
ARTICLE 8.
BENEFICIARY DESIGNATION
8.1Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefit under this Plan after the Participant’s death. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.
8.2Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form and returning it to the Record Keeper. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with

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the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. The Committee and the Record Keeper shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.
8.3No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.
8.4Doubt as to Beneficiary. If the Record Keeper has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Company to withhold such payments until this matter is resolved to the Committee’s satisfaction.
8.5Facility of Payment. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Committee may, in its discretion, make such distribution (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Committee, the Record Keeper, the Company and the Plan from further liability on account thereof.
8.6Discharge of Obligation. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under the Plan with respect to the Participant, and that Participant’s Participation Agreement shall terminate upon such full payment of benefits.
ARTICLE 9.
MANAGEMENT AND ADMINISTRATION OF THIS PLAN
9.1The Committee. The Committee shall be responsible for the management, operation and administration of the Plan, and for processing claims under Article 10 of this Plan. The Committee shall administer the Plan in accordance with its terms and shall have the discretion, power and authority to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination shall be conclusive and binding upon all persons. The Committee shall have all powers necessary or appropriate to accomplish its duties under the Plan. The Committee from time to time may employ others to render advice with regard to its responsibilities under this Plan and to perform services under this Plan, including the services contemplated to be performed by the Record Keeper. The Committee may also allocate its responsibilities to others and may exercise any other powers necessary for the discharge of its duties.
9.2The Record Keeper. Except to the extent provided to the contrary in a separate written agreement, the Record Keeper shall solely be responsible for keeping records of Account Balances, and for receiving and processing data pertaining to elections and transactions affecting Account Balances pursuant to the Plan.
9.3Information From Company. The Company and each Affiliate shall supply full and timely information to the Committee and the Record Keeper on all matters as may be required properly to administer the Plan. The Committee and the Record Keeper may rely upon the correctness of all such information as is so supplied and shall have no duty or responsibility to verify such information. The Committee and the Record Keeper shall also be entitled to rely conclusively upon all tables, valuations, certifications, opinions

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and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by or on behalf of the Company or the Committee with respect to the Plan.
9.4Indemnification. The Company, to the fullest extent permitted by applicable law, shall indemnify and hold harmless the members of the Committee, the Record Keeper and their respective employees, officers, directors, partners, agents, affiliates and representatives, from and against any and all claims, losses, liabilities, costs, damages and expenses (including without limitation reasonable attorneys’ fees) arising from any action or failure to act with respect to this Plan on account of such party’s services hereunder, except in the case of gross negligence or willful misconduct.
9.5Section 409A Compliance. The Company intends that this Plan will be established, construed, administered and applied in compliance with all Section 409A Requirements, but in light of uncertainty with respect to such requirements and limits, the Company reserves the right to unilaterally interpret or amend the Plan and/or any Participation Agreement or Deferral Election Form without the consent of the Participants and to take any actions that may be appropriate to comply with the Section 409A Requirements.
ARTICLE 10.
CLAIMS PROCEDURES
10.1Presentation of Claim. A Participant or a Participant’s Beneficiary after a Participant’s death (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination under this Article with respect to the amounts distributable to such Claimant. The claim must state with particularity the determination desired by the Claimant. If the claim relates to disability benefits, the Committee shall ensure that all claims and appeals for disability benefits are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision.
10.2Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. Notwithstanding the forgoing, if the claim relates to a Disability determination the decision shall be rendered within forty-five (45) days which may be extended up to an additional thirty (30) days if due to matters beyond the control of the Plan, the Committee needs additional time to process a claim, which may be further extended up to an additional thirty (30) days if due to matters beyond the control of the Plan, the Committee needs additional time to process a claim. The extension notice shall indicate the special circumstances requiring an extension of time, the date by which the Committee expects to render the benefit determination, the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant shall be afforded at least forty-five (45) days within which to provide the specified information. The Committee shall notify the Claimant in writing either that the Claimant’s request has been allowed in full or denied in part or in full. In the case of an adverse benefit determination with respect to Disability benefits, on the basis of the Committee’s independent determination of the Participant’s disability status, the Committee will provide a notification in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503-1(o)). If the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, such notice must set forth in a manner calculated to be understood by the Claimant, and it must contain:
(i)the specific reason(s) for the denial of the claim, or any part of it;

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(ii)specific reference(s) to pertinent provisions of this Plan upon which such denial was based;
(iii)a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;
(iv)notice that the Claimant has a right to request a review of the claim denial and an explanation of the claim review procedure and the time limits applicable to such procedures set forth in Section 10.3 below;
(v)a statement of the Claimant’s right to bring a civil action under ERISA §502(a) (or arbitration if applicable under the terms of the Plan and permitted by ERISA) following an adverse benefit determination on review, and a description of any time limit that applies under the Plan for bringing such an action; and
(vi)in addition, with respect to a claim that related to Disability benefits:
(a)a discussion of the decision, including an explanation or basis for disagreeing with or not following:
(1)the views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;
(2)the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
(3)a disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.
(b)if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request;
(c)either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and
(d)a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by Department of Labor Regulation Section 2560.503-1(m)(8).

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10.3Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, (180 days in the case of a Disability claim) a Claimant (or the Claimant’s duly authorized representative) may file with the Company a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):
10.3.1may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;
10.3.2may submit written comments or other documents; and/or
10.3.3may request a hearing, which the Company, in its sole discretion, may grant.
10.3.4If the initial claim is for disability benefits, and the claim requires an independent determination by the Committee of a Participant’s Disability status, and the Committee denies the claim, in whole or in part, the Claimant shall have the opportunity for a full and fair review by the Committee of the denial, as follows:
(i)Prior to such review of the denied claim, the Claimant shall be given, free of charge, any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination in connection with the claim, or any new or additional rationale, as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided, to give the Claimant a reasonable opportunity to respond prior to that date.
(ii)The Committee shall respond in writing to such Claimant within forty-five (45) days after receiving the request for review. If the Committee determines that special circumstances require additional time for processing the claim, the Committee can extend the response period by an additional forty-five (45) days by notifying the Claimant in writing, prior to the end of the initial 45-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Committee expects to render its decision.
(iii)The Claimant shall be given the opportunity to submit issues and written comments to the Committee, as well as to review and receive, without charge, all relevant (as defined in applicable ERISA regulations) documents, records and other information relating to the claim. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.
(iv)In considering the review, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Additional considerations shall be required in the case of a claim for disability benefits. For example, the claim will be reviewed by an individual or committee who did not make the initial determination that is subject of the appeal, nor by a subordinate of the individual who made the determination, and the review shall be made without deference to the initial adverse benefit determination. If the initial adverse benefit determination was based in whole or in part on a medical judgment, the Committee will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Committee obtained the advice of medical or vocational experts in making the initial adverse benefits determination.

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10.4Decision on Review. The review committee appointed by the Company shall render a decision on review promptly, and no later than sixty (60) days after the Company receives the Claimant’s written request for a review of the denial of the claim (45 days in the case of a Disability claim). If the Company determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period (45 days in the case of a Disability claim). The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render the benefit determination. In rendering its decision, the Company shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. In the case of an adverse benefit determination with respect to disability benefits, on the basis of the Committee’s independent determination of the Participant’s disability status, the Committee will provide a notification in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503-1(o)). The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
10.4.1specific reasons for the decision;
10.4.2specific reference(s) to the pertinent provisions of this Plan upon which the decision was based;
10.4.3a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.
10.4.4a statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures;
10.4.5a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) (or arbitration where applicable under the terms of the Plan and permitted under ERISA) which shall describe any applicable contractual limitations period that applies to the Claimant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim; and
10.4.6a discussion of the decision, including an explanation of the basis for disagreeing with or not following:
(i)the views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;
(ii)the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
(iii)a disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.
10.4.7If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

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10.4.8Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist.
10.5Failure of Plan to Follow Procedures. In the case of a claim for Disability benefits, if the Plan fails to strictly adhere to all the requirements of this claims procedure with respect to a disability claim, the Claimant is deemed to have exhausted the administrative remedies available under the Plan, and shall be entitled to pursue any available remedies under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim, except where the violation was: (a) de minimis; (b) non-prejudicial; (c) attributable to good cause or matters beyond the Plan’s control; (d) in the context of an ongoing good-faith exchange of information; and (e) not reflective of a pattern or practice of noncompliance. The Claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within ten (10) days, including a specific description of its basis, if any, for asserting that the violation should not cause the administrative remedies to be deemed exhausted. If a court rejects the Claimant’s request for immediate review on the basis that the Plan met the standards for the exception, the claim shall be considered as re-filed on appeal upon the Plan’s receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Plan shall provide the claimant with notice of the resubmission.
ARTICLE 11.
MISCELLANEOUS
11.1Trust. Except as set forth below, nothing contained in this Plan, nor any action taken pursuant to its provisions by any person, shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and any other person. Despite the foregoing, if the Company elects to establish a grantor trust for the purpose of holding any assets intended to fund the payment of any benefits under this Plan, the Company shall have no obligation to make any contributions or deposits into such trust and all assets of such trust shall remain subject to the claims of the Company’s creditors generally in the event of any insolvency or bankruptcy of the Company, and except as permitted under applicable Section 409A Requirements, no such assets shall be located outside of the United States of America. No trust or restriction shall be imposed on any assets intended to fund the payment of any benefits under this Plan as a result of any change in Company’s financial health. The creation of any trust shall not relieve the Company of its obligations under this Plan.
11.2No Right To Company Assets; Unsecured Claim. Payments to any Participant or Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Company. No person shall have any interest in any such asset by virtue of any provision of this Plan. The Company’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Company. In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of a Participant or any other property, to allow the Company to recover or meet the cost of providing benefits, in whole or in part, hereunder, no Participant or Beneficiary shall have any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such insurance policy or property and shall possess and may exercise all incidents of ownership therein.
11.3Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

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11.4Furnishing Information. Each Participant and his or her Beneficiary(ies) shall cooperate with the Committee and the Record Keeper by furnishing any and all information requested by the Committee or the Record Keeper and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.
11.5No Contract Of Employment. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon any Participant the right to continue to be employed by the Company or any Affiliate in his or her present capacity or in any capacity. It is expressly understood that this Plan relates to the payment of deferred compensation for each Participant’s services, and is not intended to be an employment contract.
11.6Benefits Not Transferable. No Participant or Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of any such Participant or Beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant or Beneficiary. Any such attempted assignment shall be void.
The interest in the benefits hereunder of a spouse of a Participant who predeceases the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.
Notwithstanding the foregoing, to the extent necessary to comply with the terms of a “domestic relations order” (as defined in Section 414(p)(1)(B) of the Code) the Committee may cause all or a portion of a Participant’s Account Balance to be segregated into a sub-Account for the benefit of the Participant’s spouse, child or other dependent identified in such order as the alternative payee and give such alternative payee (or their legal representative if such alternative payee is incompetent or a minor), as applicable (i) the same Notional Investment alternatives as are available to the Participant under the Plan with respect to such sub-Account until distributed, and (ii) the same distribution form and timing options as are available to the Participant under the Plan or an immediate lump sum payment, all as directed by the domestic relations order and subject to compliance with Code Section 409A Requirements.

11.7Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.
11.8Amendment and Termination. To the extent permitted under Section 409A Requirements, this Plan may be amended or terminated by the Company at any time, without notice to or consent of any person, pursuant to resolutions adopted by the Company. Any such amendment or termination shall take effect as of the date specified therein and, to the extent permitted by law and Section 409A Requirements, may have retroactive effect. However, no such amendment or termination shall reduce the vested balance then credited to the Participant’s Account Balance under Section 4. The Company and each participating Employer reserve the right to terminate its participation in this Plan. Except as otherwise provided below, the termination of the Plan shall not affect the distribution provisions in effect for the Accounts maintained under the Plan, and all amounts deferred prior to the date of any such Plan termination shall continue to become due and payable in accordance with the distribution provisions in effect immediately prior to such Plan termination. Payment of the Account Balances may be accelerated upon Plan termination and liquidation of the Plan only in compliance with all Section 409A Requirements as then in effect. Section 409A regulations currently permit acceleration of distributions under the following circumstances:

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11.8.1Dissolution/Bankruptcy. The Plan may be terminated and liquidated within 12 months of a corporate dissolution taxed under Code section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participants’ gross incomes in the latest of:
(i)The calendar year in which the plan termination and liquidation occurs
(ii)The calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or
(iii)The first calendar year in which the payment is administratively practicable.
11.8.2Change in Control. The Plan may be terminated and liquidated pursuant to irrevocable action taken by the Company within the 30 days preceding or the 12 months following a change in control event (as defined in Treas. Reg. section 1.409A-3(i)(5)). For purposes of this subsection, an arrangement will be treated as terminated only if all substantially similar agreements, methods, programs, and other arrangements sponsored by the Company immediately after the time of the change in control event with respect to which deferrals of compensation are treated as having been deferred under a single plan under Treas. Reg. section1.409A-1(c)(2) are terminated and liquidated with respect to each participant that experienced the change in control event, so that under the terms of the termination and liquidation all such participants are required to receive all amounts of compensation deferred under the terminated agreements, methods, programs, and other arrangements within 12 months of the date the Company irrevocably takes all necessary action to terminate and liquidate the agreements, methods, programs, and other arrangements.
11.8.3Termination of All Plans. The Plan may be terminated and liquidated at any time provided that:
(i)The termination and liquidation does not occur proximate to a downturn in the financial health of the Company or applicable Participating Employer;
(ii)All agreements, methods, programs, and other arrangements sponsored by the Company that would be aggregated with any terminated and liquidated agreements, methods, programs, and other arrangement under Treas. Reg. section 1.409A-1(c) if the same Participant had deferrals of compensation under all of the agreements, methods, programs, and other arrangements that are terminated and liquidated;
(iii)No payments are made other than payments that would be payable under the terms of the plans if the termination and liquidation had not occurred are made within 12 months of the termination date;
(iv)All payments are made within 24 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the plan; and
(v)The Company does not adopt a new arrangement that would be aggregated with the plan under Section 1.409A-1(c) of the Treasury Regulations provision for the deferral of compensation at any time within 3 years following the date of termination of the Plan.
11.9Notice. Either the Committee or the Record Keeper may specify that any election, form, designation, agreement or communication by a Participant under the Plan shall be made or submitted online at a site on the World Wide Web designated for such purpose, or by other reasonable electronic means. Subject to the foregoing, any notice, consent or demand required or permitted to be given under the provisions of this

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Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed, if to the Company or the Committee, to the Company Address set forth in the Adoption Agreement, and if to the Record Keeper, to the Record Keeper Address set forth in the Adoption Agreement, and if to any Participant, to such Participant’s address most recently submitted by him or her to the Record Keeper (and in the absence of such submission, as most recently appearing on the records of the Company). The date of such mailing shall be deemed the date of notice, consent or demand. Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.
11.10Governing Law. The Plan and the right and obligations of all persons hereunder shall be governed by and construed in accordance with the laws of the state set forth in the Adoption Agreement, other than its laws regarding choice of law, to the extent that such state law is not preempted by federal law.

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